UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2006

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On March 22, 2006, WPCS International Incorporated (the “Company”) announced its operating results for the third quarter ended January 31, 2006. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 16, 2004, WPCS International Incorporated (the “Company”) completed a private placement with certain investors for an aggregate of 2,083,887 shares of its common stock and 2,083,887 common stock purchase warrants for $10,000,000. Under the terms of the sale, the investors were granted certain registration rights. In the event the Company fails to timely perform under the registration rights agreement, the Company agrees to pay the investors liquidated damages in an amount equal to 1.5% of the aggregate amount invested by the investors for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective. The initial registration statement was filed and declared effective by the SEC within the allowed time and the Company has maintained the effectiveness of the registration statement to date, and has not been required to pay any liquidated damages in connection with the filing or on-going effectiveness of the registration statement.

In accordance with Emerging Issues Task Force ("EITF") 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," and EITF 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19," because the maximum potential liquidated damages for failure to maintain an effective registration statement is greater than the difference in fair values between registered and unregistered shares, the value of the common stock subject to registration should be classified as temporary equity. Additionally, in accordance with EITF 00-19 and the terms of the above warrants, the fair value of the warrants should be recorded as a liability, with an offsetting reduction to shareholders'  equity. The warrant liability is initially measured at fair value using the Black-Scholes option pricing model, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings.

The SEC recently announced its interpretation of the accounting for common stock and warrants with registration rights under EITF 00-19. The SEC concluded that for agreements containing registration rights where significant liquidated damages could be required to be paid to the holder of the instrument in the event the issuer fails to maintain the effectiveness of a registration statement for a preset time period, the common stock subject to such liquidated damages does not meet the tests required for shareholders' equity classification, and accordingly must be reflected between liabilities and shareholders’ equity  in the balance sheet until the conditions are eliminated. In analyzing instruments under EITF 00-19, the SEC concluded that the likelihood or probability related to the failure to maintain an effective registration statement is not a factor.

Historically, the Company classified the common stock and warrants with registration rights described above as shareholders’ equity, as it believed these securities met the requirements necessary to record them as shareholders’ equity. After further review in accordance with the SEC’s recent interpretation of EITF 00-19 as it relates to these common shares and warrants subject to registration rights, the Company’s audit commitee discussed the matter with the Company’s independent registered public accounting firm, J.H. Cohn LLP (“J.H. Cohn”). On March 17, 2006, J.H. Cohn stated that these facts caused them to believe that our accounting for the private placement of certain equity securities in November 2004 was incorrect and the Company determined that the effect of such misstatements was material. As a result, J.H. Cohn indicated that their audit report on our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended April 30, 2005 and their interim review with respect to the consolidated financial statements included in our Quarterly Reports on Form 10-QSB for the quarters ended January 31, 2005, July 31, 2005 and October 31, 2005 should no longer be relied upon. J.H. Cohn sent us a letter to this effect, dated March 17, 2006, a copy of which is filed as an exhibit hereto.

The restated consolidated financial statements will be included in amended Form 10-KSB and Form 10-QSB filings, which are expected to be filed by March 31, 2006.

On March 21, 2006, the Company provided J.H. Cohn with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that J.H. Cohn furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1	Letter on non-reliance on previously issued audit report on and reviews of financial statements, dated March 22, 2006 from J.H. Cohn LLP

99.1	Press Release, dated March 22, 2006, issued by WPCS International Incorporated.

99.2	Letter, dated March 19, 2006, from J.H. Cohn LLP

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Dated: March 22, 2006	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer